EXHIBIT 10.10












































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         HAZARDOUS SUBSTANCES CERTIFICATE AND INDEMNITY AGREEMENT


          THIS HAZARDOUS SUBSTANCES CERTIFICATE AND INDEMNITY
AGREEMENT dated as of August 1, 1995, is made by and between Burlington Coat Factory Warehouse of New Jersey, Inc., a New Jersey corporation with an office located at 1830 Route 130, Burlington, New Jersey, 08016 (referred to as the "Company," and FIRST FIDELITY BANK, NATIONAL ASSOCIATION, a national banking association with an address at 123 S. Broad Street, Philadelphia, PA 19109 (referred to as the "Bank").

          DEFINITIONS. The following words shall have the following meaning when used in this Agreement. All references to dollar amounts shall mean amounts in lawful money of the United States of America.

               Agreement. The word "Agreement" means this Hazardous Substances Certificate and Indemnity Agreement, as this Hazardous Substances Certificate and Indemnity Agreement may be modified from time to time, together with all exhibits and schedules attached to this Hazardous Substances Certificate and Indemnity Agreement.

               Bank. The word "Bank" means First Fidelity Bank, National Association, its successors and assigns.

               Company. The word "Company" means Burlington Coat Factory Warehouse of New Jersey, Inc., a New Jersey corporation, its successors and assigns.

               Environmental Laws. The words "Environmental Laws" mean (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9601, et seq. ("CERCLA"); (ii) the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. 6901, et seq. ("RCRA"); (iii) the New Jersey Industrial Site Recovery Act, as amended, P.L. 1995, C. 139
("ISRA"); (iv) the New Jersey Spill Compensation and Control Act, as amended, N.J.S.A. 58:10-23.11b, et seq. ("Spill Act"); (v) the New Jersey Underground Storage Tank Act, as amended, N.J.S.A. 58:10A-21, et seq. ("UST"); (vi) the
New Jersey Solid Waste Management Act, as amended, N.J.S.A. 13:1E-1, et seq.;
(vii) the New Jersey Toxic Catastrophe Prevention Act, as amended, N.J.S.A. 13:1K-19, et seq.; (viii) the New Jersey Water Pollution Control Act, as amended, N.J.S.A. 58:10A-1, et seq.; (ix) the Clean Air Act, as amended, 42 U.S.C. 7401, et seq.; (x) the New Jersey Air Pollution Control Act, as amended, N.J.S.A. 26:2C-1, et seq.; and (xi) any and all laws, regulations, and executive orders, both Federal, State and local, pertaining to pollution or protection of the environment (including laws, regulations and other requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, or hazardous or toxic material or wastes), as the same may be amended or supplemented from time to time. Any capitalized terms which are defined in any Applicable Environmental Law shall have the meanings ascribed to such terms in said laws; provided, however, that if any of such laws are amended so as to broaden any term defined therein, such broader meaning shall apply subsequent to the effective date of such amendment.

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               Hazardous Substance.  The words "Hazardous Substance" are used in their very broadest sense and refer to materials that, because of their quantity, concentration or physical chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled. "Hazardous Substances" include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws. "Hazardous Substances" also include without limitation petroleum and petroleum by-products or any fraction thereof and asbestos.

               LC Indebtedness. The words "LC Indebtedness" mean the liability of the Company to pay to the Bank (a) the sums due to the Bank pursuant to
Article 2 of that certain Letter of Credit and Reimbursement Agreement dated as of August 1, 1995, by and between the Company and the Bank (the "Reimbursement Agreement"), together with the contingent liability of the Company with respect to reimbursement of draws on the Letter of Credit, and any and all other advances made pursuant to this Agreement and all other payment obligations of the Company hereunder, (b) all liabilities and obligations of the Company to the Bank under the other Loan Documents (as defined in the Reimbursement Agreement), and (c) any and all reasonable expenses and out-of-pocket costs incurred by the Bank in connection with the enforcement of this Agreement or any other Loan Document or the protection of the Bank's rights hereunder or thereunder;

               Occupant. The word "Occupant" means individually and collectively all persons or entities occupying or utilizing the Real Property, whether as owner, tenant, operator or other occupant.

               Real Property. The word "Real Property" means the Real Property, and all improvements thereon located on Lots 7, 6.01 and a small part of Lots 6 of Block 147 in the tax map of Burlington, Township, County of Burlington, State of New Jersey, as more particularly described on Schedule "A" attached hereto.

          REPRESENTATIONS. The following representations based are made to the Bank, subject to disclosures made pursuant to that certain Environmental Questionnaire delivered to and accepted by the Bank in writing:

               Use of Real Property. After due inquiry and investigation, the Company has no knowledge, or reason to believe, that there has been any use, generation, manufacture, storage, treatment, refinement, transportation, disposal, release, or threatened release of any Hazardous Substance by any person on, under, or about the Real Property.

               Hazardous Substances. After due inquiry and investigation, the Company has no knowledge, or reason to believe, that the Real Property, whenever and whether owned by previous Occupants, has ever contained asbestos, PCB or other Hazardous Substances, whether used in construction or stored on the Real Property.

               No Notices. The Company has received no summons, citation, directive, letter or other communication, written or oral, from any agency or department of

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any county or state or the United States Government concerning any intentional or unintentional action or omission on, under, or about the Real Property which has resulted in the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of Hazardous Substances into any waters or onto any lands or where damage may have resulted to the lands, waters, fish, shellfish, wildlife, biota, air or other natural resources.

          AFFIRMATIVE COVENANTS. Subject to disclosures made and accepted by the Bank in writing, the Company hereby covenants with the Bank as follows:

               Use of Real Property. The Company will not use and does not intend to use the Real Property to generate, manufacture, refine, transport, treat, store, handle or dispose of any Hazardous Substances in violation of applicable Environmental Laws other than de minimis, lawful use in connection with construction activities.

               Compliance with Environmental Laws. The Company shall cause the Real Property and the operations conducted thereon to comply with all Environmental Laws and orders of any governmental authorities having jurisdiction under any Environmental Laws and shall obtain, keep in effect and comply with all governmental permits and authorization required by Environmental Laws with respect to such Real Property or operations. The Company shall furnish the Bank with copies of all such permits and authorizations and any amendments or renewals thereof and shall notify the Bank of any expiration or revocation of such permits or authorizations.

               Preventive, Investigatory and Remedial Action. The Company shall exercise extreme care in handling Hazardous Substances if the Company uses or encounters any. The Company, at the Company's expense, shall undertake any and all preventive, investigatory or remedial action (including emergency response, removal, containment and other remedial action) (a) required by any applicable Environmental Laws or orders by any governmental authority having jurisdiction under Environmental Laws, or (b) necessary to prevent or minimize property damage (including damage to Occupant's own property), personal injury or damage to the environment, or the threat of any such damage or injury, by releases of or exposure to Hazardous Substances in connection with the Real Property or operations of any Occupant on the Real Property. In the event the Company fails to perform any of the Company's obligations under this section of the Agreement, the Bank may (but shall not be required to), after written notice to the Company and a reasonable opportunity to cure such performance, perform such obligations at the Company's expense. All such costs and expenses incurred by the Bank under this section and otherwise under this Agreement shall be reimbursed by the Company to the Bank upon demand with interest at the default rate set forth in the Reimbursement Agreement, or in the absence of a default rate, at the interest rate set forth therein. The Bank and the Company intend that the Bank shall have full recourse to the Company for any sum at any time due to the Bank under this Agreement. In performing any such obligations of the Company, the Bank shall at all times be deemed to be the agent of the Company and shall not by reason of such performance be deemed to be assuming any responsibility of the Company under any Environmental Law or to any third party. The Company hereby irrevocably appoints the Bank as the Company's attorney-in-fact with full power to perform such of the Company's obligations under this section of the Agreement as the Bank deems necessary and appropriate.

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               Notices.  The Company shall immediately notify the Bank upon becoming aware of any of the following:

               (a) Any spill, release or disposal of a Hazardous Substance on any of the Real Property, all in connection with any of its operations if such spill, release or disposal must be reported to any governmental authority under applicable Environmental Laws.

               (b) Any contamination or imminent threat of contaminations, of the Real Property by Hazardous Substances, or any violation of Environmental Laws in connection with the Real Property or the operations conducted on the Real Property.

               (c) Any order, notice of violation, fine or penalty or other similar action by any governmental authority relating to Hazardous Substances or Environmental Laws and the Real Property or the operations conducted on the Real Property.

               (d) Any judicial or administrative investigation or proceeding relating to Hazardous Substances or Environmental Laws and to the Real Property or the operations conducted on the Real Property.

               (e) Any matters relating to Hazardous Substances or Environmental Laws that would give a reasonably prudent the Bank cause to be concerned that the value of the Bank's security interest in the Real Property may be reduced or threatened or that may impair, or threaten to impair, the Company's ability to perform any of its obligations under this Agreement when such performance is due.

               Access to Records. The Company shall deliver to the Bank, at the Bank's request, copies of any and all documents in the Company's possession or to which it has access relating to Hazardous Substances or Environmental Laws and the Real Property and the operations conducted on the Real Property, including without limitation results of laboratory analysis, site assessments or studies, environmental audit reports and other consultants' studies and reports.


               Inspections. The Bank reserves the right to inspect and investigate the Real Property and operations thereon at any time and from time to time, and the Company shall cooperate fully with the Bank in such inspection and investigations. If the Bank at any time has reason to believe that the Company or any Occupants of the Real Property are not complying with all applicable Environmental Laws or with the requirement of this Agreement or that a material spill, release or disposal of Hazardous Substances has occurred on or under the Real Property, the Bank may require the Company to furnish the Bank at the Company's expense an environmental audit or a site assessment with respect to the matters of concern to the Bank. Such audit or assessment shall be performed by a qualified consultant approved by the Bank. Any inspections or tests made by the Bank shall be for the Bank's purposes only and shall not be construed to create any responsibility or liability on the part of the Bank to the Company or to any other person.

          COMPANY'S WAIVER AND INDEMNIFICATION. The Company hereby indemnifies and holds harmless the Bank and the Bank's officers, directors, employees and

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agents, and the Bank's successors and assigns and their officers, directors, employees and agents against any and all claims, demands, losses, liabilities, costs and expenses (including without limitation attorneys' fees at trial and on any appeal or petition for review) incurred by such person (a) arising out of or relating to any investigatory or remedial action involving the Real Property, the operations conducted on the Real Property or any other operations of the Company or any Occupant and required by Environmental Laws or by orders of any governmental authority having jurisdiction under any Environmental Laws, or (b) on account of injury to any person whatsoever or damage to any property arising out of, in connection with, or in any way relating to (i) the breach of any covenant contained in this Agreement, (ii) the violation of any Environmental Laws, (iii) the use, treatment, storage, generation, manufacture, transport, release, spill, disposal or other handling of Hazardous Substances on the Real Property, (iv) the contamination of any of the Real Property by Hazardous Substances by any means whatsoever (including without limitation any presently existing contamination of the Real Property) or (v) any costs incurred by the Bank pursuant to this Agreement. In addition to this indemnity, the Company hereby releases and waives all present and future claims against the Bank for indemnity or contribution in the event the Company becomes liable for cleanup or other costs under any Environmental Laws, other than claims arising as a direct result of acts of the Bank or its authorized agents and representatives following the Bank's taking possession of the Real Property.

          PAYMENT:  FULL RECOURSE TO THE COMPANY.  The Bank and the
Company intend that the Bank shall have full recourse to the Company for the Company's obligations hereunder as they become due to the Bank under this Agreement. Such liabilities, losses, claims, damages and expenses shall be reimbursable to the Bank as the Bank's obligations to make payments with respect thereto are incurred, and the Company shall pay such liabilities, losses, damages and expenses to the Bank as so incurred, without any requirement to wait for the ultimate outcome of any litigation, claim or proceeding, within thirty (30) days after written notice from the Bank. The Bank's notice shall contain a brief itemization of the amounts incurred to the date of such notice. In addition to any remedy available for failure to pay periodically such amounts, such amounts shall thereafter bear interest at the default rate set forth in the Reimbursement Agreement, or in the absence of a default rate, at the interest rate set forth in the Reimbursement Agreement.

          SURVIVAL. The covenants contained in this Agreement shall survive (a) the repayment of the LC Indebtedness, (b) any foreclosure, whether judicial or nonjudicial, of the Real Property, and (c) any delivery of a deed in lieu of foreclosure to the Bank or any successor of the Bank. The covenants contained in this Agreement shall be for the benefit of the Bank and any successor to the Bank, as holder of any security interest in the Real Property or the indebtedness secured thereby, or as owner of the Real Property following foreclosure or the delivery of a deed in lieu of foreclosure.

          MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement.

               Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, and to the extent applicable, with the federal laws of the United States Government.


                                                          Page 364

               Attorneys' Fees; Expenses. The Company agrees to pay upon demand all of the Bank's reasonable costs and expenses, including attorneys' fees and the Bank's legal expenses, incurred in connection with the enforcement of this Agreement. The Bank may pay someone else to help enforce this Agreement and the Company shall pay the osts and expenses of such enforcement. Costs and expenses include the Bank's reasonable attorneys' fees and legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (and including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. the Company also shall pay all court costs and such additional fees as may be directed by the court.

               Severability. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances.

               Waivers and Consents. The Bank shall not be deemed to have waived any rights under this Agreement unless such waiver is in writing and signed by the Bank. No delay or omission on the part of the Bank in exercising any right shall operate as a waiver of such right or any other right. A waiver by any party of a provision of this Agreement shall not constitute a waiver of or prejudice the party's right otherwise to demand strict compliance with that provision or any other provision. No prior waiver by the Bank, nor any course of dealing between Bank and the Company, shall constitute a waiver of any of the Bank's rights or any of the Company's obligations as to any future transactions. Whenever consent by the Bank is required in this Agreement, the granting of such consent by the Bank in any instance shall not constitute continuing consent to subsequent instances where such consent is required. The Company hereby waives notice of acceptance of this Agreement by the Bank.

          EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES HAVING READ
ALL OF THE PROVISIONS OF THIS AGREEMENT, AND EACH AGREES TO ITS TERMS. NO FORMAL ACCEPTANCE BY THE BANK IS NECESSARY TO MAKE THIS
AGREEMENT EFFECTIVE.






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          IN WITNESS WHEREOF, the Company has caused its duly authorized representatives to affix their hands and seals and its corporate seal as of this first day of August, 1995.

                              BURLINGTON COAT FACTORY WAREHOUSE
                              OF NEW JERSEY, INC.

ATTEST:


_________________________     By:______________________________________
Robert L. LaPenta, Jr.           Name:  Mark A. Nesci
Assistant Secretary              Title: Vice President


Acknowledged and Agreed as of
the first day of August, 1995

FIRST FIDELITY BANK, NATIONAL ASSOCIATION



By:_______________________________________
   Name:
   Title:


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                               "SCHEDULE A"




























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